UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2008

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL  32904

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 23, 2008, RELM Wireless Corporation (the “Registrant”), RELM Communications, Inc., the Registrant’s wholly-owned subsidiary,  and Silicon Valley Bank, as lender (“SVB”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”), pursuant to which the Registrant obtained a secured revolving credit facility with borrowing availability of up to $3.5 million (the “SVB Credit Facility”). The SVB Credit Facility replaced the Registrant’s existing secured revolving credit facility with RBC Centura Bank, which the Registrant terminated prior to entry into the SVB Credit Facility.  The secured revolving credit facility with RBC Centura Bank provided a line of credit up to $10.0 million.  However, there was neither any borrowing availability or borrowings outstanding under the secured revolving credit facility with RBC Centura Bank on October 23, 2008, the date of termination.

The SVB Credit Facility will be available on a revolving basis during the period commencing on October 23, 2008 and ending on October 23, 2010. Under the terms and conditions of the Loan and Security Agreement, advances are generally subject to customary borrowing conditions, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default. For instance, the Registrant is required to maintain at all times, tested on the last day of each month: (1) a ratio of “quick assets to current liabilities” minus “deferred revenue” (all as defined in the Loan and Security Agreement) of at least 1.75 : 1.00 and (2) “tangible net worth” (as defined in the Loan and Security Agreement) of at least $24 million increasing by (i) 50% of quarterly net profits and (ii) 75% of net proceeds derived from issuances of equity and issuances of subordinated debt. Furthermore, the Registrant is prohibited from paying cash dividends on its common stock.

Advances under the SVB Credit Facility will bear interest at a variable rate equal to the prime rate, in effect from time to time, plus 100 basis points, subject to a reduction of 50 basis points anytime the Registrant’s quarterly net income is greater than $1.0 million.  Under the terms and conditions of the Loan and Security Agreement, advances may be prepaid in whole or in part without premium or penalty. Under the terms and conditions of the Loan and Security Agreement, the Registrant’s obligations are secured by substantially all of its assets, principally accounts receivable and inventory.  The Registrant was in compliance with all covenants under the Loan and Security Agreement as of the date of filing this Current Report on Form 8-K.  As of October 23, 2008, the inception date of the SVB Credit Facility, and as of the date of filing this Current Report on Form 8-K, the Registrant had no borrowings outstanding under the SVB Credit Facility and it had approximately $2.7 million of borrowing availability under the SVB Credit Facility.

The foregoing description of the SVB Credit Facility, including the Loan and Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 1.02

Termination of a Material Definitive Agreement.

On October 23, 2008, the Registrant terminated its existing secured revolving credit facility with RBC Centura Bank, including the related Loan Agreement, Promissory Note and Pledge and Security Agreement, as disclosed in Item 1.01 above, which is incorporated in this Item 1.02 by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of October 23, 2008 between Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.
99.1	Press Release issued by RELM Wireless Corporation on October 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

	By:	/s/ WILLIAM P. KELLY
Date: October 28, 2008		William P. Kelly Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of October 23, 2008 between Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.
99.1	Press Release issued by RELM Wireless Corporation on October 28, 2008